EXHIBIT 99.1

NEWS RELEASE
Texas Rare Earth Resources Corp., 304 Inverness Way South, Suite 365, Englewood, CO  80112
For more information contact:
Nadine Wakely Director, Investor Relations
Phone: 303.597.8737
Email: nwakely@trer.com

Texas Rare Earth Resources to Host Conference Call and Webcast

Denver, CO, and Sierra Blanca, TX, January 10, 2012 -- Texas Rare Earth Resources Corp. (OTCQB:TRER), a heavy rare earths exploration and development company, today announced that it will release an update on its first quarter fiscal year 2012 activities before the opening of financial markets on Tuesday, January 17, 2012.  The release will be followed by a company-hosted conference call and audio webcast at 4:30 p.m. ET.

During the call, management will provide an update on TRER’s strategies, progress, and outlook in advancing its Round Top rare earth minerals project.  A question-and-answer session will follow.

The TRER conference call can be accessed by dialling (201) 689-8562.  The live webcast can be monitored at www.trer.com, where it will be archived afterwards.  A transcript will also be posted, once available.

To listen to the archived call, dial (858) 384-5517, and enter replay pin number 386425.  The replay will be available from 7:30 p.m. ET the day of the teleconference until 11:59 p.m. ET Tuesday, January 24, 2012.

About Texas Rare Earth Resources

Texas Rare Earth Resources Corp.'s primary focus is exploring and developing its Round Top rare earth minerals project.  The Round Top project is located in Hudspeth County, Texas,

85 miles east of El Paso, Texas.  Independently published data indicates the property may contain over 1 billion metric tons of Rhyolite host rock containing rare earth minerals with potentially a 70% ratio of heavy to total rare earth minerals.  Prior exploratory work also indicates what the Company believes to be a potentially large, high-grade beryllium mineralization.  Uranium mineralization is also present in the deposit.  The Company’s common stock trades on the OTCQB Market tier under the symbol “TRER.”

For more information on Texas Rare Earth Resources Corp., visit its website at
http://www.texasrareearth.com.

Cautionary Note to U.S. Investors
The United States Securities and Exchange Commission (“SEC”) limits disclosure for U.S. reporting purposes to mineral deposits that a company can economically and legally extract or produce. Our Round Top rare earth-beryllium-uranium project currently does not contain any known proven or probable ore reserves under SEC reporting standards and our reference above to the metric tons of rhyolite contained at the project is a reference only to estimated in-place tonnage. U.S. investors are urged to consider closely the disclosure in our latest reports and registration statements filed with the SEC. You can review and obtain copies of these filings at http://www.sec.gov/edgar.shtml.

Texas Rare Earth Resources to Host Conference Call and Webcast
January 10, 2012

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the U.S. Securities Act of 1933, as amended, and U.S. Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that Texas Rare Earth Resources expects or anticipates will or may occur in the future, including such things as estimates of mineralized material, the potential ratio of heavy to total rare earth minerals present at the Round Top project, the number of metric tons of rhyolite contained at the Round Top project and other such similar matters are forward-looking statements. When used in this press release, the words “potential”, “indicate”, “expect”, “intend”, “hopes,” “believe,” “may,” “will,” “if, “anticipate” and similar expressions are intended to identify forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Texas Rare Earth Resources to be materially different from any future results, performance or achievements expressed or implied by such statements. Such factors include, among others, uncertainty of mineralized material estimates, risks related to fluctuations in the price of rare earth minerals, the inherently hazardous nature of mining-related activities, potential effects on Texas Rare Earth Resource’s operations of environmental regulations, risks due to legal proceedings, risks related to uncertainty of being able to raise capital on favorable terms or at all, as well as those factors discussed under the heading “Risk Factors” in Texas Rare Earth Resource’s latest annual report on Form 10-K as filed on February 8, 2011, as amended, April 19, 2011, and other documents filed with the U.S. Securities and Exchange Commission. Although Texas Rare Earth Resources has attempted to identify important factors that could cause actual results to differ materially from those described in forward-looking statements, there may be other factors that cause results not to be as anticipated, estimated or intended. Except as required by law, Texas Rare Earth Resources assumes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.